UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
On February 7, 2014 (the “Closing Date”), Westmoreland Escrow Corporation (the “Escrow Corporation”), a wholly-owned subsidiary of Westmoreland Coal Company (“Westmoreland”), completed the issuance of $425.0 million in aggregate principal amount of its 10.750% Senior Secured Notes (the “Escrow Notes”). The Escrow Notes were issued pursuant to an indenture dated as of the Closing Date (the “Escrow Notes Indenture”), by and between Escrow Corporation and Wells Fargo Bank, National Association, as trustee. The Escrow Notes were offered and sold inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States in reliance on Regulation S under the Securities Act.
Use of Proceeds
The proceeds from the issuance of the Escrow Notes will be used primarily to pay the purchase price and related expenses for Westmoreland’s previously announced acquisition of Sherritt International Corporation’s coal mining operations (the “Sherritt Acquisition”), to prepay the outstanding senior secured notes issued by Westmoreland Mining, LLC (“WML”), a wholly-owned subsidiary of Westmoreland (the “WML Refinancing”), and for working capital.  The proceeds will be held in escrow pending the completion of the Sherritt Acquisition, which is expected to occur by the end of the first quarter of 2014.
Exchange
Promptly following the completion of the Sherritt Acquisition, the Escrow Notes will be automatically, and without any action by the holders, exchanged for notes described below under which Westmoreland and Westmoreland Partners are the obligors (the “Escrow Exchange”).
Previously, Westmoreland and Westmoreland Partners (the “Co-Issuers”) issued $275.0 million in aggregate principal amount of 10.750% Senior Secured Notes due 2018, referred to as the Existing Notes, of which $251.5 million in aggregate principal amount remains outstanding. The notes to be issued in the Escrow Exchange (the “New Notes”), will be governed by the Indenture, dated as of February 4, 2011, among the Co-Issuers, the guarantors that are parties thereto and Wells Fargo Bank, National Association, as trustee and note collateral agent, as supplemented by the Supplemental Indenture, dated as of January 31, 2012, and as further supplemented by the Second Supplemental Indenture dated as of February 3, 2014 (as amended, the “Existing Indenture”). A description of the Second Supplemental Indenture is included in Item 7.01 below and incorporated into this item by reference. The Existing Indenture will also govern the New Notes. The New Notes will be equal in right of payment with, and be of the same series as, the Existing Notes. The New Notes and Existing Notes are referred to herein together as the “Notes.”
Maturity; Interest
The Escrow Notes mature on June 30, 2014 (the “Maturity Date”), with interest accruing from February 1, 2014. The Escrow Notes are the Escrow Corporation’s senior secured obligations, rank equally in right of payment with all of the Escrow Corporation’s existing and future senior obligations, and rank senior to all of the Escrow Corporation’s existing and future indebtedness that is expressly subordinated to the Escrow Notes.

After the Escrow Exchange, the Co-Issuers will pay interest on the New Notes on February 1 and August 1 of each year, commencing on August 1, 2014. The Notes will mature on February 1, 2018. On or after February 1, 2015, the Co-Issuers may redeem the Notes, in whole or in part, at the redemption prices set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated:

Year	Optional Redemption Price
2015	103.583%
2016	101.792%
2017 and thereafter	100.000%

Prior to February 1, 2015, the Co-Issuers may redeem up to 35% of the aggregate principal amount of Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 110.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption. If the Co-Issuers sell certain assets or experience specific kinds of changes in control, the Co-Issuers must offer to purchase the Notes. The Co-Issuers may also be required to offer to use a portion of excess cash flow for each fiscal year to purchase some of the Notes.
Following the Escrow Exchange, the New Notes will (a) be Westmoreland’s senior secured obligations, (b) rank equally in right of payment with all of Westmoreland’s and the guarantors’ existing and future senior indebtedness, (c) rank effectively senior in right of payment with all of Westmoreland’s and the guarantors’ existing and future unsecured indebtedness and that of Absaloka Coal, LLC, a subsidiary of Westmoreland, (d) be effectively subordinated to indebtedness under Westmoreland’s revolving credit facility, to the extent of the value of the first-priority collateral securing that revolving credit facility; and (d) be structurally subordinated to all of the existing and future liabilities (including trade payables but excluding intercompany liabilities) of each of Westmoreland’s subsidiaries that does not guarantee the New Notes.
Redemption
If (i) (A) the escrow account is insufficiently funded or (B) the escrow release conditions, including the completion of the Sherritt Acquisition, have not been satisfied on or prior to June 30, 2014 or (ii) if Westmoreland reasonably determines prior to such date that the escrow release conditions will not be satisfied by June 30, 2014, the Escrow Notes will be subject to a special mandatory redemption at a redemption price payable in cash equal to 101% of the offering price of the Escrow Notes, plus accrued and unpaid interest to the mandatory redemption date.
Guarantee; Security
The Escrow Notes are not guaranteed. Following the Sherritt Acquisition and the WML Refinancing, the New Notes will be guaranteed by Westmoreland’s subsidiaries (including WML, its subsidiaries and the subsidiaries acquired in the Sherritt Acquisition) other than Absaloka Coal, LLC and certain immaterial subsidiaries.

Prior to the completion of the Sherritt Acquisition, the Escrow Notes are secured by a first-priority security interest in the funds held in the escrow account and, after the release of the funds and prior to the Escrow Exchange, by the New Notes delivered to Escrow Corporation on the date the escrow funds are released. After the Sherritt Acquisition and the WML Refinancing, the New Notes and the guarantees will be secured by first priority liens on substantially all of the Co-Issuers’, the guarantors’ and Absaloka Coal, LLC’s assets, except for the accounts receivable, inventory and certain other assets of the Co-Issuers and the restricted subsidiaries that secure Westmoreland’s revolving credit facility and upon which the holders of the Notes have second-priority liens, subject in each case to permitted liens and certain exclusions.
Restrictions
The Escrow Notes Indenture restricts the Escrow Corporation’s (a) activities to issuing the Escrow Notes and receiving capital contributions from Westmoreland, performing its obligations in respect of the Escrow Notes and under the Escrow Notes Indenture, the escrow agreement covering the escrowed funds (the “Escrow Agreement”), the security agreement of the Escrow Corporation covering the New Notes before they are distributed to the holders of the Escrow Notes (the “Security Agreement”) and related agreements, (b) ability to own, hold or otherwise have any interest in any assets other than the escrowed funds, the New Notes delivered to the Escrow Corporation on the date the escrow funds are released, cash and cash equivalents and the Escrow Corporation’s rights under the Escrow Notes Indenture, the Escrow Agreement, the Security Agreement and related agreements, and (c) ability to engage in any business activity or enter into any transaction or agreement (including, without limitation, incurring any indebtedness other than the indebtedness incurred pursuant to the Escrow Notes Indenture and the Escrow Notes, incurring any liens except those in the Escrow Agreement or the Security Agreement or otherwise in favor of the holders of the Escrow Notes, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its affiliates other than the Escrow Exchange), except as necessary to effectuate the transactions described in the Escrow Notes Indenture.
The Existing Indenture restricts Westmoreland’s and its restricted subsidiaries’ ability to, among other things, (i) incur or guarantee additional indebtedness or issue preferred stock, (ii) pay dividends on, or make other distributions in respect of, their capital stock, (iii) purchase or redeem capital stock or subordinated indebtedness, (iv) make investments, (v) create certain liens or use assets as security, (vi) enter into agreements restricting the ability of any restricted subsidiary to pay dividends, make loans, or transfer assets to Westmoreland or other restricted subsidiaries, (vii) sell assets, including capital stock of subsidiaries, (viii) engage in transactions with affiliates, and (ix) consolidate or merge with or into other companies or transfer all or substantially all of their assets.
Pledge and Security Agreement
Concurrently with the execution of the Escrow Notes Indenture, the Escrow Corporation entered into a pledge and security agreement (the “Security Agreement”) in favor of Wells Fargo Bank, National Association, as collateral agent under the Escrow Notes Indenture, to secure the payment of the Escrow Notes. Under the Security Agreement, the Escrow Corporation granted a security interest in the New Notes for the period during which the Escrow Corporation will hold the New Notes after their issuance and before the Escrow Corporation delivers the New Notes to the entities that had been holders of the Escrow Notes prior to the Escrow Exchange.
The above description of the Escrow Notes Indenture, the Escrow Notes, and the Security Agreement is qualified in its entirety by reference to the terms of those documents, which are attached to this current report on Form 8-K as exhibits 4.1, 4.2, and 4.3, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On February 7, 2014, Westmoreland announced (i) the closing of the previously announced private offering of $425 million in aggregate principal amount of 10.75% Senior Secured Notes and (ii) the successful completion of its previously announced solicitation of consents from holders of its outstanding 10.75% Senior Secured Notes, allowing it to increase borrowing availability under its revolving credit agreement and terminate the $25 million credit facility of one of its subsidiaries.
Westmoreland received consent for the indenture amendments from holders of approximately 83.5% of the principal amount of outstanding notes, exceeding the consent required under the Existing Indenture to approve such amendments. The indenture amendments will be implemented through the Second Supplemental Indenture, which has been executed and delivered, that will (i) permit an increase in borrowing availability under Westmoreland’s revolving credit agreement by Westmoreland and certain of its subsidiaries and (2) eliminate certain provisions relating to the separate credit agreement of Westmoreland Mining, LLC, which Westmoreland intends to terminate. The Second Supplemental Indenture will become operative only upon the completion of the Sherritt Acquisition and disbursement of the previously announced consent payment to holders of outstanding notes that consented to the amendments.
This Form 8-K and exhibits hereto shall not constitute an offer to sell or the solicitation of an offer to buy the securities referenced herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
The information filed or furnished herewith contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements involve known and unknown risks, which may cause our actual results to differ materially from results expressed or implied by the forward looking statements. These risks include factors such as the uncertainty of negotiations to result in an agreement or a completed transaction, the uncertain nature of the expected benefits from the actual or expected acquisition, the uncertain nature of the announced acquisition, the ability to complete such transactions, risks associated with the integration of acquired assets, risks associated with the our industry or the economy generally, and other such matters discussed in the “Risk Factors” section of our filings with the SEC. The forward-looking statements in this report speak only as of the date of this report. Although we may from time to time voluntarily update our prior forward looking statements, we disclaim any commitment to do so except as required by securities laws.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 7, 2014, by and between Escrow Corporation and Wells Fargo Bank, National Association, as trustee
4.2	Form of Escrow Note (included as Exhibit A within Exhibit 4.1 hereto)
4.3	Pledge and Security Agreement, dated as of February 7, 2014, by and between Escrow Corporation and Wells Fargo Bank, National Association
4.4	Second Supplemental Indenture, dated as of February 3, 2014, by and among Westmoreland, Westmoreland Partners and Wells Fargo Bank, National Association, as trustee
99.1	Press Release dated February 7, 2014, furnished under Item 7.01

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: February 12, 2014	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 7, 2014, by and between Escrow Corporation and Wells Fargo Bank, National Association, as trustee
4.2	Form of Escrow Note (included as Exhibit A within Exhibit 4.1 hereto)
4.3	Pledge and Security Agreement, dated as of February 7, 2014, by and between Escrow Corporation and Wells Fargo Bank, National Association
4.4	Second Supplemental Indenture, dated as of February 3, 2014, by and among Westmoreland, Westmoreland Partners and Wells Fargo Bank, National Association, as trustee
99.1	Press Release dated February 7, 2014, furnished under Item 7.01